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                                                                    EXHIBIT 10.1

                        PAREXEL INTERNATIONAL CORPORATION

                           RESTRICTED STOCK AGREEMENT

      THIS AGREEMENT (the "Agreement") is entered into as of ___________, 200_ (the "Award Date") by and between PAREXEL International Corporation, a Massachusetts corporation (the "Company") and ____________, a member of the Board of Directors of the Company, hereinafter referred to as the "Participant."

      WHEREAS, the Company has adopted the PAREXEL International Corporation 2005 Stock Incentive Plan (as it may be amended from time to time, the "Plan"), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

      WHEREAS, Section 7 of the Plan provides for the issuance of awards of the Company's common stock, par value $0.01 per share ("Common Stock"), subject to certain restrictions ("Restricted Stock"); and

      WHEREAS, the Nominating and Corporate Governance Committee of the Board of Directors of the Company (the "Board") and the full Board have determined that it would be to the advantage and in the best interest of the Company and its stockholders to award shares of Restricted Stock to the Participant pursuant to the terms and conditions set forth herein; and

      NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

1.1 IN GENERAL. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Plan.

1.2 "RESTRICTIONS" shall mean the restrictions on sale or other transfer set forth in Section 4.2 and the exposure to forfeiture set forth in Section 3.1.

                                   ARTICLE II
                             RESTRICTED STOCK AWARD

2.1 AWARD OF RESTRICTED STOCK. In consideration of the Participant's services on the Board, in exchange for the promises contained herein, and for other good and valuable consideration which the Board has determined exceeds the aggregate par value of the shares of Common Stock subject to the Award (as defined below), as of the Award Date, the Company issues to the Participant the number of shares of Restricted Stock set forth on the signature page hereof (the "Award").

2.2 AWARD SUBJECT TO PLAN. The Award granted hereunder is subject to the terms and provisions of the Plan, including without limitation Section 10 thereof.

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                                   ARTICLE III
                                  RESTRICTIONS

3.1 FORFEITURE.

      Unless otherwise provided by written agreement between the Company and Participant, any Award which is not vested as of ________shall thereupon be forfeited immediately and without any further action by the Company. Any portion of an Award that is not vested at the time the Participant ceases to serve on the Board for any reason shall thereupon be forfeited immediately and without further action by the Company.

      3.2 VESTING AND LAPSE OF RESTRICTIONS. Subject to Section 3.1, the Award (or portions thereof) shall vest as follows:

      [                                 ]
      [                                 ]
      [                                 ]

3.3 LEGEND. Until such time as Restrictions have lapsed, the Company may, at any time, place legends referencing the Restrictions and any applicable federal and/or state securities laws restrictions on certificates representing shares of Restricted Stock issued pursuant to this Agreement. The legend may include the following:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS SET FORTH IN THE AWARD AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION."

3.4 PAYMENT OF TAXES; ISSUANCE OF SHARES.

      (a) Participant understands, acknowledges and agrees that the value of the Restricted Stock is subject to state and federal income taxes and certain rules which require the Company to withhold amounts necessary to pay these taxes. If the Company in its discretion determines that it is obligated to withhold any tax in connection with the vesting or transfer of the Award or any shares of the Restricted Stock, or the making of a distribution or other payment with respect to the Restricted Stock, participant hereby authorizes the Company to, in the Company's discretion, (i) reduce the number of shares of Restricted Stock (or other property) delivered to Participant at the time the restrictions lapse by the number of shares of Restricted Stock (or other property) required to satisfy the tax withholding requirements (based on the fair market value of shares or other property at such time), or (ii) withhold from the Participant's board fees the appropriate amount of tax. Such shares of Restricted Stock withheld pursuant to clause (i) above shall be returned to the Company. Participant's acknowledgement and acceptance of these tax withholding provisions are conditions precedent to the right of Participant to receive the Restricted Stock under the Plan and this Agreement.

      (b) In lieu of either the reduction of shares or other property delivered or the withholding of board fees described in paragraph (a) above, Participant may pay to the Company the amount of tax required to be withheld in cash, by check or in other form satisfactory to the Company. Such payment must be made by the date on which the Restrictions lapse or such later

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date as is established by the Company (not to exceed 15 days after the date on which the Restrictions lapse).

      (c) The Shares will be released to the Participant when vested and the applicable withholding obligations have been satisfied.

3.5. CERTAIN CHANGES IN CAPITALIZATION AND REORGANIZATION EVENTS. Section 9 of the Plan shall govern the treatment of the Award in the event of certain Changes in Capitalization and Reorganization Events.

3.6 SECTION 83(b) ELECTION. Participant understands that Section 83(a) of the Code taxes as ordinary income the difference between the amount, if any, paid for the shares of Common Stock and the Fair Market Value of such shares at the time the Restrictions on such shares lapse. Participant understands that, notwithstanding the preceding sentence, Participant may elect to be taxed at the time of the Award Date, rather that at the time the Restrictions lapse, by filing an election under Section 83(b) of the Code (an "83(b) Election") with the Internal Revenue Service within 30 days of the Award Date. In the event Participant files an 83(b) Election, Participant will recognize ordinary income in an amount equal to the difference between the amount, if any, paid for the shares of Common Stock and the Fair Market Value of such shares as of the Award Date. Participant further understands that an additional copy of such 83(b) Election form should be filed with his or her federal income tax return for the calendar year in which the date of this Agreement falls. Participant acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to the award of Restricted Stock hereunder, and does not purport to be complete. PARTICIPANT FURTHER ACKNOWLEDGES THAT THE COMPANY IS NOT RESPONSIBLE FOR FILING THE PARTICIPANT'S 83(b) ELECTION, AND THE COMPANY HAS DIRECTED PARTICIPANT TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE CODE, THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FEDERAL GOVERNMENT OR FOREIGN COUNTRY IN WHICH PARTICIPANT MAY RESIDE, AND THE TAX CONSEQUENCES OF PARTICIPANT'S DEATH.

                                   ARTICLE IV
                                OTHER PROVISIONS

4.1 STOCK CERTIFICATES. Stock certificates issued in respect of this Award shall be registered in the name of the Participant and shall be deposited in escrow with the escrow agent appointed by the Company; provided, however, that in no event shall the Participant retain physical custody of any certificates representing unvested Restricted Stock issued such Participant. The deposited certificates shall remain in escrow until all Restrictions lapse or have been removed. The Participant shall, upon the execution of this Agreement, execute Joint Escrow Instructions in the form attached to this Agreement as Exhibit A. The Joint Escrow Instructions shall be delivered to escrow agent named therein. The Participant shall deliver to such escrow agent a stock assignment duly endorsed in blank, in the form attached to this Agreement as Exhibit B, and hereby instructs the Company to deliver to such escrow agent, on behalf of the Participant, the certificate(s) evidencing the Restricted Stock issued hereunder. Such materials shall be held by such escrow agent pursuant to the terms of such Joint Escrow Instructions.

4.2 RESTRICTED STOCK NOT TRANSFERABLE. Prior to vesting pursuant to Section 3.2 above, no Restricted Stock or any interest or right therein or part thereof shall be liable for the debts,

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contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 4.2 shall not prevent transfers by will or by applicable laws of descent and distribution.

4.3 RIGHTS AS STOCKHOLDER. No Participant shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

4.4 GOVERNING LAW. The laws of the Commonwealth of Massachusetts shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

4.5 CONFORMITY TO SECURITIES LAWS. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, including without limitation Rule 16b-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Awards are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

4.6 AMENDMENT, SUSPENSION AND TERMINATION. The Awards may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board, provided that, except as may otherwise be provided by the Plan, neither the amendment, suspension nor termination of this Agreement shall, without the consent of the Participant, alter or impair any rights or obligations under any Award.

4.7 NOTICES. Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the Participant to his address shown in the Company records, and to the Company at its principal executive office.

4.8 SEVERABILITY. The invalidity or unenforceability of any paragraph or provision of this Agreement shall not affect the validity or enforceability of any other paragraph or provision, and all other provisions shall remain in full force and effect. If any provision of this Agreement is held to be excessively broad, then such provision shall be reformed and construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by law.

4.9 NO OBLIGATION TO CONTINUE BUSINESS RELATIONSHIP. Neither the Plan, this Agreement, nor the grant of this Award imposes any obligation on the Company to continue to maintain a business relationship with the Participant.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

                                        PAREXEL INTERNATIONAL CORPORATION

                                        By:_____________________________________
                                        Name:
                                        Title:

                                        Signed:_________________________________
                                        [Participant's Typed Name]

Aggregate number of shares of Restricted Stock subject to the Award:____________

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                                    Exhibit A

                        PAREXEL International Corporation

                            Joint Escrow Instructions

                                                                 _________, 200_

W. Brett Davis
Associate General Counsel
PAREXEL International Corporation
200 West Street
Waltham, MA 02451

Dear Sir:

      As Escrow Agent for PAREXEL International Corporation, a Massachusetts corporation, and its successors in interest under the Restricted Stock Agreement (the "Agreement") of even date herewith, to which a copy of these Joint Escrow Instructions is attached (the "Company"), and the undersigned person ("Holder"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of the Agreement in accordance with the following instructions:

1. Appointment. Holder irrevocably authorizes the Company to deposit with you any certificates evidencing Restricted Stock (as defined in the Agreement) to be held by you hereunder and any additions and substitutions to said Restricted Stock. For purposes of these Joint Escrow Instructions, "Restricted Stock" shall be deemed to include any additional or substitute property. Holder does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such Restricted Stock all documents necessary or appropriate to make such Restricted Stock negotiable and to complete any transaction herein contemplated. Subject to the provisions of this Section 1 and the terms of the Agreement, Holder shall exercise all rights and privileges of a stockholder of the Company while the Restricted Stock is held by you.

2.    Closing of Purchase.

      (a) Upon the exercise of any forfeiture rights by the Company of the Restricted Stock pursuant to the Agreement, the Company shall give to Holder and you a written notice pursuant to the Agreement. Holder and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice (the "Closing").

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      (b) At the Closing, you are directed (i) to date the stock assignment form or forms necessary for the transfer of the Restricted Stock, (ii) to fill in on such form or forms the number of Restricted Stock being transferred, and (iii) to deliver same, together with the certificate or certificates evidencing the Restricted Stock to be transferred, to the Company.

3. Withdrawal. The Holder shall have the right at any time to withdraw from this escrow any Restricted Stock which is no longer subject to forfeiture.

4.    Duties of Escrow Agent.

      (a) Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

      (b) You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact of Holder while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

      (c) You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or entity, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. If you are uncertain of any actions to be taken or instructions to be followed, you may refuse to act in the absence of an order, judgment or decrees of a court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person or entity, by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

      (d) You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

      (e) You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder and may rely upon the advice of such counsel.

      (f) Your rights and responsibilities as Escrow Agent hereunder shall terminate if (i) you cease to be an employee of the Company or (ii) you resign by written notice to each party. In the event of a termination under clause (i), the Secretary of the Company or its designee shall become Escrow Agent hereunder; in the event of a termination under clause
      (ii), the Company shall appoint a successor Escrow Agent hereunder.

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      (g) If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

      (h) It is understood and agreed that if you believe a dispute has arisen with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

      (i) These Joint Escrow Instructions set forth your sole duties with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into these Joint Escrow Instructions against you.

      (j) The Company shall indemnify you and hold you harmless against any and all damages, losses, liabilities, costs, and expenses, including attorneys' fees and disbursements, (including without limitation the fees of counsel retained pursuant to Section 4(e) above, for anything done or omitted to be done by you as Escrow Agent in connection with this Agreement or the performance of your duties hereunder, except such as shall result from your gross negligence or willful misconduct.

5. Notice. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days' advance written notice to each of the other parties hereto.

                COMPANY: Notices to the Company shall be sent to the address set forth in the salutation hereto, Attn: Chief Financial Officer

                HOLDER: Notices to Holder shall be sent to the address set forth below Holder's signature below.

                ESCROW AGENT:        Notices to the Escrow Agent shall be sent
                                     to the address set forth in the salutation hereto.

6.    Miscellaneous.

      (a) By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions, and you do not become a party to the Agreement.

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      (b) This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                                        Very truly yours,

                                        PAREXEL International Corporation

                                        By:_____________________________________

                                        Title:__________________________________

                                        HOLDER:

                                        ________________________________________
                                                     (Signature)

                                        ________________________________________
                                                      Print Name

                                        Address:  ______________________________

                                                  ______________________________

                                        Date Signed:____________________________

ESCROW AGENT:
_______________________________

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                                    Exhibit B

                                    (STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE)

      FOR VALUE RECEIVED, I hereby sell, assign and transfer unto PAREXEL International Corporation (_________) shares of Common Stock, $0.01 par value per share, of PAREXEL International Corporation (the "Corporation") standing in my name on the books of the Corporation represented by Certificate(s) Number __________ herewith, and do hereby irrevocably constitute and appoint
______________________ attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

                                                 Dated:_________________________

                                                 _______________________________

                                                 _______________________________

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